Exhibit 99.1

PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218
Investors:
The Ruth Group
Nick Laudico/R.J. Pellegrino
(646) 536-7030/7009
nlaudico@theruthgroup.com
rpellegrino@theruthgroup.com

Media:
The Ruth Group
Jason Rando
(646) 536-7025
jrando@theruthgroup.com

Symmetry Medical to Present at 21st Annual Piper Jaffray Health Care Conference

Warsaw, Indiana, November 16, 2009 – Symmetry Medical Inc. (NYSE: SMA), a leading independent provider of products to the global orthopedic device industry and other medical markets, announced today that Brian S. Moore, President and Chief Executive Officer, and Fred L. Hite, Senior Vice President and Chief Financial Officer, are scheduled to present at the 21st Annual Piper Jaffray Health Care Conference at the Palace Hotel in New York City on Tuesday, December 1, 2009 at 12:30 p.m. ET.

A live Web cast of the presentation will be available on Symmetry Medical’s Web site at www.symmetrymedical.com. Presentation slides will be posted on the Web site before the presentation begins. A replay of the Web cast will be available for 60 days after the date of the presentation.

About Symmetry Medical Inc.

Symmetry Medical Inc. is a leading independent provider of implants and related instruments and cases to the orthopedic device industry. The Company also designs, develops and produces these products for companies in other segments of the medical device market, including arthroscopy, dental, laparoscopy, osteobiologic and endoscopy sectors and provides limited specialized products and services to non-healthcare markets, such as the aerospace market.